UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2024
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1166 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices and Zip Code)
(212) 832-3232
(Registrant's telephone number, including area code)

_________________________________________ (Former name or former address, if changed since last report)
  ________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Succession of Chief Financial Officer

On June 24, 2024, Cohen & Steers, Inc. (the “Company”) announced the appointment of Raja Dakkuri as Executive Vice President and Chief Financial Officer of the Company, effective on such date.

Mr. Dakkuri, age 53, previously served as Chief Risk Officer at Valley National Bancorp and Bank from April 2022 to June 2024. Prior to that he was an executive at Bank Leumi USA from 2015 until its merger with Valley National Bancorp in 2022. At Bank Leumi USA he was most recently the Chief Financial Officer and Chief Operating Officer. Mr. Dakkuri’s experience also includes prior finance and accounting roles at Point72, Citigroup and KPMG. Mr. Dakkuri has a BBA degree from the University of Michigan.

Mr. Dakkuri succeeds Matthew S. Stadler, who served as the Company’s Chief Financial Officer for 19 years. As previously reported by the Company, Mr. Stadler notified the Company on October 17, 2023 of his intention to retire as Chief Financial Officer during 2024, upon the appointment of his successor. Mr. Stadler has agreed to continue with the Company in the position of Executive Vice President to assist with the transition.

Mr. Dakkuri has not entered into any transactions required to be disclosed under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Dakkuri and any other person pursuant to which Mr. Dakkuri was appointed as Executive Vice President and Chief Financial Officer. There are no family relationships between any of the Company’s directors or executive officers and Mr. Dakkuri required to be disclosed under Item 401(d) of Regulation S-K.

Letter Agreement with Raja Dakkuri

In connection with Mr. Dakkuri’s appointment as Executive Vice President and Chief Financial Officer, the Company entered into a letter agreement (the “Agreement”) providing for, among other things, certain compensatory employment terms with the Company.

Under the Agreement, Mr. Dakkuri is entitled to receive an annual base salary of $375,000 and a minimum fiscal 2024 annual bonus of $1,625,000 payable in January 2025, provided that he has not left the Company voluntarily (or given notice of such intention) or been terminated for “cause” (as defined in the Agreement) prior to the scheduled payment of such bonus. Mr. Dakkuri will be eligible for discretionary annual incentive performance bonuses beginning in 2025.

As an executive officer, compensation payable to Mr. Dakkuri will be subject to the approval of the compensation committee of the Company’s board of directors as well as Company policies as may be in effect from time to time with respect to the payment of bonuses, including mandatory deferrals applicable to executive officers pursuant to which a portion of annual compensation is granted in the form of deferred equity awards.

Mr. Dakkuri is also entitled to receive (a) a one-time grant of Company restricted stock units (“RSUs”) pursuant to the Company’s Amended and Restated Stock Incentive Plan that will vest in equal amounts on the first, second and third anniversary of the grant date, subject to continued employment on each such vesting date, and (b) a one-time cash payment of $65,000. The number of RSUs to be granted will equal: (i) the sum of $66,931 plus the product of 166,926 multiplied by the common stock closing price of Mr. Dakkuri’s prior employer on June 21, 2024, divided by (ii) the average of the high and low prices of shares of the Company’s common stock on June 24, 2024.

Such one-time grant of RSUs and any RSUs awarded in respect of Mr. Dakkuri’s fiscal 2024 bonus are subject to forfeiture under certain circumstances, as further described in the Agreement and the grant agreement governing the applicable RSU award. If Mr. Dakkuri is terminated by the Company without cause, any RSUs relating to Mr. Dakkuri’s fiscal 2024 bonus will immediately vest. Mr. Dakkuri’s fiscal 2024 bonus and one-time cash payment are subject to pro rata repayment if Mr. Dakkuri’s employment with the Company ceases for any reason, other than as a result of his termination by the Company without “cause” or due to his death or permanent disability, prior to the one-year anniversary of his date of first employment with the Company.

Except as provided herein, the terms of such RSU awards to Mr. Dakkuri are the same as those previously disclosed by the Company and applicable to Company executive officers generally, including customary restrictive covenants relating to non-interference, non-solicitation and non-disparagement. Mr. Dakkuri is eligible to participate in the Company’s employee benefit plans and is entitled to perquisites on the same basis as other Company executives.

Item 7.01. Regulation FD Disclosure

On June 24, 2024, the Company issued a press release announcing Mr. Dakkuri’s appointment and Mr. Stadler’s retirement from the position of Chief Financial Officer. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date:	June 24, 2024	By:	/s/ Francis C. Poli
Name: Francis C. Poli Title: General Counsel and Secretary